Exhibit 10.19

Wafer Supply Agreement

between

Jiangsu Zhongneng Polysilicon Technology Development Co., Ltd.

and

Solarcell S. p. A

Contract No. [ELC00163]

June 1, 2008

WAFER SUPPLY AGREEMENT

This Wafer Supply Agreement (this “Agreement”) is entered into as of June 1, 2008, by and between Jiangsu Zhongneng Polysilicon Technology Development Co. Ltd. ( ), a company limited by shares established in the People’s Republic of China with its principal place of business at 310 Xuzhou Economic Development Zone, North of the National Highway, Xuzhou, Jiangsu Province, People’s Republic of China (the “Seller”), and Solarcell S.p.A., a joint stock company corporation with its principal place of business at via Verdi, 10, Brugherio (Milan), Italy (the “Buyer”). Seller and the Buyer together shall be referred to as the “Parties” and individually as a “Party”.

RECITALS:

WHEREAS, the Seller is in the business of designing, developing, manufacturing, marketing and selling wafers for the solar industry; and

WHEREAS, the Buyer wishes to secure a supply of wafers and to purchase quantities of wafers from the Seller, and the Seller wishes to provide a supply of wafers and to sell quantities of wafers to the Buyer; and

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, the Parties agree as follows:

ARTICLE I

DEFINITIONS

I.1	Definitions

The following terms shall have the following meanings for the purposes of this Agreement:

(a)	“Agreement” shall mean this Wafer Supply Agreement, including all Schedules and Exhibits hereto, as it may be amended, modified or supplemented from time to time in accordance with its terms.

(b)	“Business Day” shall mean any day of the year other than (i) any Saturday or Sunday or (ii) any other day on which banks located in the People’s Republic of China generally are closed for business.

(c)	“Contract Year” shall mean a twelve month period commencing on January 1 of a particular year and ending on December 31 of that year, except that the first Contract Year under the Agreement shall be from the Effective Date to December 31, 2008.

(d)	“Effective Date” shall mean the date of execution of this Agreement by all Parties.

(e)	“Euro” or “EUR” means the official currency of the European Union.

(f)	“Force Majeure Event” shall have the meaning set forth in Article II.13(a).

(g)	“Seller Order Acknowledgement” shall have the meaning set forth in Article II.3(a).

(h)	“Governmental Authority” shall mean any national, federal, state, provincial or local government or a subdivision thereof, or any entity, body or authority exercising executive, legislative, judicial, regulatory or administrative functions thereof or pertaining thereto.

(i)	“Indemnified Person” shall mean the Person or Persons entitled to, or claiming a right to, indemnification under Article V.

(j)	“Indemnifying Person” shall mean the Person or Persons claimed by the Indemnified Person to be obligated to provide indemnification under Article V.

(k)	“Initial Term” shall have the meaning set forth in Article IV.1.

(l)	“Law” shall mean any law, statute, regulation, ordinance, rule, order, decree or governmental requirement enacted, promulgated or imposed by any Governmental Authority.

(m)	“LC Bank” shall have the meaning set forth in Article III.1.

(n)	“Letter of Credit” shall have the meaning set forth in Article III.1.

(o)	“Loss” or “Losses” shall mean any and all damages, fines, fees, Taxes, penalties, deficiencies, losses (including lost profits or diminution in value) and expenses, including interest, reasonable expenses of investigation, court costs, reasonable fees and expenses of attorneys, accountants and other experts or other expenses of any proceedings or of any claim, default or assessment (such fees and expenses to include all fees and expenses, including fees and expenses of attorneys, incurred in connection with (i) the investigation or defense of any third party claims, (ii) asserting or disputing any rights under this Agreement against any Party hereto or otherwise, or (iii) settling any action or proceeding or threatened action or proceeding).

(p)	“Missed Delivery” shall have the meaning set forth in Article II.6.

(q)	“Person” shall mean any natural person, corporation, proprietorship, firm, partnership, limited partnership, limited liability company or partnership, trust, joint venture, union, association, Governmental Authority or other entity.

(r)	“Prepayment” shall have the meaning set forth in Article III.2.

(s)	“Purchase Shortfall” shall have the meaning set forth in Article II.2(c).

(t)	“Quarter” shall have the meaning set forth in Article II.2(a).

(u)	“Quarter Quantity” shall have the meaning set forth in Article II.2(a).

(v)	“Renminbi” or numbers preceded by the abbreviation “RMB” shall mean amounts in Chinese renminbi.

(w)	“Subsidiaries” shall mean any Person subject to control by either Party, or any of their respective affiliates. The term “control” as used in the preceding sentence means, with respect to a corporation, the right to exercise, directly or indirectly, fifty percent (50%) or more of the voting rights attributable to the shares of such corporation, or with respect to any Person other than a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person.

(x)	“Tax” or “Taxes” means all (i) federal, state, local, foreign and other taxes, assessments, duties or similar charges of any kind whatsoever, including all corporate franchise, income, sales, use, ad valorem, receipts, value added, profits, license, withholding, payroll, employment, excise, property, net worth, capital gains, transfer, stamp, documentary, social security, payroll, environmental, alternative minimum, occupation, recapture and other taxes, and including any interest, penalties and additions imposed with respect to such amounts; and (ii) liability for the payment of any amounts as a result of an express or implied obligation to indemnify any other Person with respect to the payment of any amounts of the type described in clause (i).

(y)	“Wafers” shall mean silicon wafers to be supplied for use in solar cells by the Seller complying in all respects with the Wafer Specifications.

(z)	“Wafer Specifications” shall mean the specifications set out in Schedule A and in each case as amended, updated or replaced and in force from time to time subject to the mutual agreement of the Parties in writing.

ARTICLE II

SUPPLY OF WAFERS

II.1	Wafer Specifications

The Wafers to be supplied under this Agreement shall meet the specifications as agreed to by the Parties in Schedule A hereto. The Seller shall maintain, in accordance with the Seller’s standard procedures, accurate records and data for any quality testing done by or for the Seller of any Wafers purchased by the Buyer hereunder and shall make such records and test data available to the Buyer upon reasonable request. The specifications set forth in Schedule A may be revised by written agreement of both Parties provided that (i) no change to the specifications shall be made unless *** prior notice in writing has been given for the change by a Party to another Party and (ii) both Parties have agreed on the terms and conditions for the supply of Wafers with the revised specifications. The Parties agree to negotiate in good faith on the price of the Wafers with the revised specifications having regard to items such as the amount of materials used, the amount of production cost and breakage rates. The Parties agree that unless a written agreement has been reached by the Parties with respect to the supply of Wafers with the revised specifications. The Seller shall continue to supply Wafers with the specifications as agreed by the Parties in Schedule A.

Notwithstanding the foregoing, the Parties agree to cooperate in good faith to improve the quality of the Wafers to be supplied with the agreed specifications and minimizing breakage rates provided that if the improvement of quality of the Wafers results in an increase in production cost, the Seller is not obliged to supply such Wafers with improved quality unless their new price has been agreed in writing by the Parties.

II.2	Quantity and Price.

(a) Target Purchase Quantities. During each Contract Year, the Buyer agrees to purchase and the Seller agrees to supply over the course for a period of three months each (each a “Quarter”) during each Contract Year the quantity of Wafers (such quarterly purchase quantity commitments, measured in number of wafers, the “Quarter Quantity”), at the prices set forth in Schedule B hereto.

(b) Prices. All prices are based on EXW China basis. The prices set forth in Schedule B hereto are on a RMB per wafer basis, exclusive of any freight costs, insurance or other delivery costs or any Taxes in respect of the Wafers, which shall additionally be paid by the Buyer.

The Parties agree that should any change in Laws pertaining to Taxes in the PRC happen (other than Taxes relating to income and profit of the Parties generally) and (i) such change results in an increase in production costs of Wafer of the Seller, or (ii) such changes result in new or additional costs or expenses to the Buyer other than those already in existence that the Buyer is liable to pay to the Seller as at the date of this Agreement, the Parties will discuss and renegotiate the Prices within a period of *** subsequent to the change, in order to take into account the effects of the above changes. Should the Parties not reach an agreement after the above period of ***, the Party that suffers for the increase in costs or Taxes (as the case may be) will have the right to terminate this Agreement by serving a *** notice in writing to the other Party, unless the other Party shall agree to bear the relevant increase in costs, in which case neither Party shall be entitled to terminate this Agreement. Notwithstanding the foregoing, the Parties shall continue to perform their respective obligations under this Agreement until such time the new Prices have been agreed or this Agreement has been terminated.

The Parties agree that should any change in Laws pertaining to Taxes in the PRC happen (other than Taxes relating to income and profit of the Parties generally) and such change results in a reduction in production and/or administrative costs of Wafer of the Seller, the Parties will discuss and renegotiate the Prices within a period of *** subsequent to the change, in order to take into account the effects of the above changes. Should the Parties not reach an agreement after the above period of ***, the Party that would not benefit from a reduction in Prices as a result of the reduction in production and/or administrative costs shall have the right to terminate this Agreement by serving a *** notice in writing to the other Party, unless the other Party shall agree to reduce the Prices in the sum equivalent to the reduction in production costs of Wafer of the Seller as a result of the change in the relevant Laws, in which case neither Party shall be entitled to terminate this Agreement. Not withstanding the foregoing, the Parties shall continue to perform their respective obligations under this Agreement until such time the new Prices have been agreed or this Agreement has been terminated.

(c) Purchase Shortfalls. If the Buyer purchases fewer wafers than the lesser of (i) the Quarter Quantity or (ii) the number of wafers tendered, in accordance with the terms of this Agreement, for delivery by the Seller during a Quarter of such Contract Year, the Seller shall be entitled to enforce the Letter of Credit and/or make a claim for the difference between (A) the amount that would have been payable by the Buyer during a Quarter of such Contract Year and (B) the amount payable by the Buyer during such relevant Quarter for the actual volume of wafers purchased by the Buyer from the Seller based on the applicable price listed in Schedule B hereto (such calculated amount, the “Purchase Shortfall”). The Purchase Shortfall shall accrue interest at the rate of ***, unless prohibited by Law. In the event that the Buyer fails to pay the amount of the Purchase Shortfall in full within *** after the date of invoice, the Seller shall be entitled to: (i) terminate this Agreement, (ii) enforce the Letter of Credit, and/or (iii) make a claim for all Losses arising therefrom. In addition, if the Buyer fails to pay the amount of the Purchase Shortfall in full within *** after the date of invoice and that the Seller has already produced all or part of the Products within the Quarter Quantity for the Buyer, the Seller may freely sell such Products to third parties at such terms it considers to be reasonable, and if the sale price is lower than the price set hereunder, the Buyer shall be liable for the difference immediately.

(d) Monthly Planning, Rolling Forecast. For planning purposes only, no later than the *** of each calendar month, the Buyer shall deliver to the Seller a forecast of the quantities of Wafers that the Buyer anticipates that it will order from the Seller over ***. Such estimated amounts in the forecasts shall have no effect on the Buyer’s obligation to purchase some or all of the Buyer’s Quarter Quantity for any Quarter of a Contract Year or the Seller’s obligation to deliver the indicated quantities, unless confirmed pursuant to the procedures of Article II.3.

II.3	Purchase Orders and Order Acknowledgements.

(a) Purchase Order. The Buyer shall issue a written purchase order to the Seller through fax or internationally recognized carrier on a monthly basis at a minimum. Subject to the terms and conditions set forth herein, such purchase order shall specify the unit price, total price, quantity and requested delivery dates. The Seller shall, within *** after it receives any such purchase order, respond to such purchase orders with a written Seller order acknowledgement (the “Seller Order Acknowledgement”), which will set forth the requested quantities for which the Seller can then confirm a quantity (which quantity may be a partial quantity of the Buyer purchase order) and an estimated shipment calendar week. The Seller Order Acknowledgements shall reference the applicable Buyer purchase order. Until the Seller has provided the Buyer with the Seller Order Acknowledgement, such purchase order shall not be deemed to have been accepted by the Seller.

(b) Binding Purchase Orders. Unless expressly agreed to in writing by the Parties, no additional or different terms or conditions contained in any quotation, sales order, acknowledgement form, purchase order or other communication from the Seller or the Buyer shall be binding upon either the Party. To the extent that there is a conflict among the terms and conditions of this Agreement, any Buyer purchase order and any Seller Order Acknowledgement, the terms of this Agreement shall apply.

II.4	Seller Invoices.

Seller invoices shall reference the applicable Buyer purchase order and the Seller Order Acknowledgements and shall be submitted by the Seller to the accounts payable address of the Buyer specified in writing from time to time by the Buyer. To the extent that there is a conflict between the terms and conditions of this Agreement and any such invoice, the terms of this Agreement shall apply. All prices in the invoices shall be in EUR calculated based on the conversion of the prices to be paid by the Buyer under this Agreement in RMB into EUR by reference to the average middle exchange rate of RMB to EUR as quoted by the People’s Bank of China for the thirty (30) days preceding the relevant Quarter (the “Currency Conversion Mechanism”).

II.5 Terms of Sale and Shipment Terms.

(a) Terms of Sale. All sales of Wafers hereunder shall be made EXW China (Incoterms 2000: EXW). “lncoterms 2000” means the version of “Incoterms” adopted by the International Chamber of Commerce effective as of January 1, 2000, including all amendments thereof, but excluding any amendments thereof specifically agreed to by the Parties as not being applicable to this Agreement. All freight costs, insurance and other delivery costs associated with sales of Wafers under this Agreement that the Buyer is responsible for under this Agreement will be included in the invoice referred to in Article II.8(a), if such an amount has been paid or will be paid by the Seller first. The Seller shall pack and ship Wafers in accordance with then-current industry standards and practice.

(b) Shipment Date. The scheduled shipment date for Wafers shall be specified in the Seller Order Acknowledgment in accordance with Article II.3 hereof.

(c) Shipment Instruction. The Buyer shall furnish written shipping instructions to the Seller from time to time, and such shipping instructions, if different from the last shipping instructions, shall take effect only if provided at least *** prior to the actual shipping date.

(d) Shipment Date Change Requests. The Buyer may request a delay or pull in the shipment of an individual delivery or any part thereof upon written notice to the Seller, subject to the following conditions:

(i)	Unless agreed to by the Seller, the shipment date change request notice must be received by the Seller at least ***, in case of a pull in, or ***, in case of a delay, prior to the scheduled shipment date;

(ii)	If the shipment date change request notice is a delay request (a push out of requested delivery date), the Buyer shall commit to purchase the delayed Wafers no later than the end of the Contract Year in which such shipment was originally scheduled by the Seller;

(iii)	The Seller shall agree to such request in writing; and

(iv)	In the event of an accepted shipment date change request, the Buyer shall accept delivery of and pay for Wafers already manufactured or in the manufacturing process for such purchase order at the time of the Buyer’s delivery of the notice requesting a change in the shipment date.

(e) In no event shall a delay of any shipment or any part thereof as requested by the Buyer pursuant to Article II.5(d) affect, in any way, the Buyer’s obligation to purchase the Buyer’s Quarter Quantity for any Quarter of a Contract Year.

II.6	Missed Delivery

If, commencing from the Contract Year of January 1, 2009, the Seller fails to deliver any part of the Quarter Quantity pursuant to Article II.2(a) (“Missed Delivery”), and such Missed Delivery continues uncured by the end of the relevant quarter, the Seller shall have the right to “make up” Missed Deliveries for any relevant Quarter in the following manners:

•	in the event that the actual quantities of Wafers delivered is less than *** of the relevant Quarter Quantity in the relevant Quarter, the Seller shall deliver at least up to *** of the relevant Quarter within *** of the end of the Quarter where the Missed Delivery occurred; and

***	CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

•	the remaining shortfall shall be delivered by the Seller within *** of the end of the Quarter where the Missed Delivery occurred.

The Wafer price for such Missed Deliveries, if actually made in the Contract Year subsequent to the Contract Year where the Missed Delivery occurred, shall be the Wafer price in effect at the time of shipment of the Wafers. The Parties expressly agree and acknowledge that any Missed Delivery hereunder shall not allow the Buyer to terminate this Agreement; provided, however, subject to Article II.12, the Buyer shall have the right to claim actual damages against Seller for failure to deliver Wafers on a timely basis after reasonable best efforts to mitigate such damages by the Buyer. For the avoidance of doubt, the Seller shall provide all the Quarter Quantity in full for the Contract Year ending on December 31, 2008 and Article II.6 shall not apply to any Missed Delivery existed for the Contract Year ending on December 31, 2008.

II.7	Title and Risk of Loss

Title to and risk of loss of Wafers shall pass to the Buyer on the earlier of (i) the Shipment Date, as determined pursuant Article II.5(b) or (ii) at the time where the Buyer has been notified by the Seller that such Wafers have been delivered by the Seller to a freight forwarder appointed by the Buyer. Without prejudice to other provisions under this Agreement, should the Wafers not have been made available for delivery on the Shipment Date, title to and risk of loss of Wafers shall pass to the Buyer on the earlier of (a) *** after the Seller has communicated to the Buyer that the relevant Wafers are available for pick-up or (b) at the time where the Buyer has been notified by the Seller that such Wafers have been delivered by Seller to a freight forwarder appointed by the Buyer. It is agreed by the Parties that in the case of (i) or (a) of this Article, the Seller may, in its own discretion, store the Wafers at any warehouse it considers appropriate pending the collection of the Wafers by the Buyer, but the Seller is not liable for any loss or damage to the Wafers arising from the acts or omissions after the title and risk of loss passed to the Buyer.

II.8	Payment Terms; Delivery Terms; Freight Terms

(a) The Seller shall issue an invoice to the Buyer for each shipment of Wafers, which shall be received by the Buyer at least *** before the relevant Shipment Date, as determined pursuant Article II.5(b). All amount shall be in EUR calculated based on the Currency Conversion Mechanism. The Buyer shall make payment for each shipment by way of cash through telegraphic transfer. The Seller is under no obligation to deliver any Product unless and until it has received, (i) via telefax or e-mail, documentary confirmation from the Buyer, evidencing that the Buyer’s bank has irrevocably made the relevant payment together with the pertaining SWIFT code and (ii) the relevant Letter of Credit. In the event that the Buyer fails to make any payment under this Agreement within *** after the date of the invoice, the Seller reserves the right to assess a late payment charge of ***, unless prohibited by Law and the Seller shall be entitled to: (i) terminate this Agreement, (ii) enforce the Letter of Credit, and/or (iii) make a claim for all Losses arising from the Buyer’s failure to make payment. The Seller may recover for each delivery hereunder as a separate transaction, without reference to any other delivery.

(b) The Buyer shall be responsible for all freight costs, insurance and other delivery costs associated with sales of Wafers under this Agreement that are incurred for shipping the Wafers by the Seller. Any Taxes, levies or assessments (including related interest and penalties) imposed, levied, assessed or arising by virtue of this Agreement other than Taxes based upon the income of the Seller shall be borne by the Buyer. If any charges are exempt from sales or use Tax liability, the Buyer shall provide Seller with evidence of tax exemption acceptable to the relevant taxing authority.

***	CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

II.9	Inspection

No later than within *** after receipt of each shipment of Wafers by the Buyer under Article II.7 hereof, the Buyer shall inspect such Wafers for any defect (including compliance with specifications). The Buyer shall be deemed to have unconditionally accepted the entire shipment unless the Seller receives a written notice specifying the alleged defect within *** after the Buyer’s receipt of the Wafers under Article II.7 hereof. In the event that the return was authorized in writing in advance by the Seller and the Seller’s returned material authorization number is prominently marked on each shipping container, the Seller shall accept Wafers returned by the Buyer. The Seller shall not unreasonably withhold authorization for return requests in cases in which the Buyer has provided the Seller with reasonable proof of the defect of the Wafers. In the event that the Seller authorizes a return of Wafers in accordance with the above procedures and the Seller’s standard return process, the Seller shall be entitled to: (i) inspect the returned Wafers, (ii) remedy the defect in the returned Wafers and/or (iii) replace the non-conforming Wafers within *** after receiving the Buyer’s written notice. In the event of a dispute between the Parties regarding the existence of a defect in the Wafers after inspection by the Parties, the Parties shall jointly designate an independent expert to conduct an inspection of such Wafers. If the independent expert finds that a defect exists in the Wafers after its inspection, the Seller shall pay for the costs of the expert’s inspection, and if the expert finds that a defect does not exist in the Wafers, the Buyer shall pay the costs of the expert’s inspection.

II.10	Quality Inspection

Notwithstanding Article II.9, the Parties agree that the Buyer shall, by serving a *** prior notice in writing to the Seller, have the right to carry out Wafer quality inspections in the presence of the authorised representative of the Seller at the Wafer production facilities designated by the Seller, at the time and date and in the manner specified by the Seller, in accordance with the standard market practice.

II.11	Representations and Warranties

The Seller represents and warrants that the Wafers delivered to the Buyer under this Agreement shall meet the specifications set forth in Schedule A hereto, and that the Buyer shall obtain full and unencumbered title to all Wafers, free and clear of any and all rights of third parties, when title to the Wafers passes to the Buyer pursuant to and consistent with Article II.7 hereof. EXCEPT AS SET FORTH IN THE PRECEDING SENTENCE, THE SELLER MAKES NO OTHER WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, OF FITNESS OF THE WAFERS FOR PARTICULAR USE OR OTHERWISE, INCLUDING WITHOUT LIMITATION, WARRANTY OF MERCHANTABILITY AND/OR FITNESS FOR A PARTICULAR PURPOSE. THE SELLER DISCLAIMS TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAWS ALL WARRANTIES OTHER THAN THOSE EXPRESSED IN THIS AGREEMENT.

II.12	Limitation of Liability

The Seller’s total liability, and the Buyer’s exclusive remedy, for any and all Losses and damages, arising out of any cause whatsoever under any theory of contract, tort, strict liability, or other legal or equitable theory, including under a breach of representations and warranties made under Article II.1 hereof, shall be limited solely to the Buyer’s actual direct damages directly caused under this Agreement; provided, however, the total liability shall be limited to the price of the Wafers or the Seller shall have the option to repair or replace Wafers that fail to meet the specifications set forth in Schedule A hereto with the Buyer’s reasonable

***	CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

proof therefor. In no event shall the Seller be liable for lost profits, special, incidental, consequential or punitive damages. The Seller shall not be liable for, and the Buyer assumes liability for, all personal injury and property damage connected with the handling, transportation, possession, processing, further manufacture, other use or resale of the Wafers, irrespective of whether the Wafers are used alone or in combination with any other material.

II.13	Force Majeure

(a) The Seller shall not be liable for any delay or failure to perform due to any cause or condition beyond its reasonable control, whether foreseeable or not, resulting from a catastrophic event, including, without limitation, Acts of God, war, riot, fire, explosion, accident, flood or sabotage; compliance with Laws, regulations, orders, action or national defense requirements; embargoes or acts of civil or military authorities; in each case affecting the Seller or any of its subcontractors or suppliers (all of such events, a “Force Majeure Event”). The Seller shall give prompt written notice to the Buyer of any such Force Majeure Event within *** after the date of occurrence of such event and any associated delivery changes.

(b) If a Force Majeure Event occurs, the Seller shall not be responsible for any damages, increased costs, or Losses which the Buyer may sustain by reason of such failure of performance, but this Agreement shall not be deemed to have been terminated or frustrated as a result of such failure of performance, except as may be permitted by Article II.12(c). If a Force Majeure Event occurs, the Seller shall adopt the appropriate measures to minimize or remove the effects of the Force Majeure Event and, within the shortest practicable time, attempt to resume performance of its obligations under this Agreement that have been affected by the Force Majeure Event.

(c) If the Seller has suffered a Force Majeure Event and is unable to perform substantially all of its obligations under this Agreement for *** or more after suspension of its performance after the occurrence of a Force Majeure Event, the Buyer and the Seller may mutually agree to terminate this Agreement. Notwithstanding anything in this Agreement to the contrary, the occurrence of a Force Majeure Event hereunder shall in no event excuse either Party from its obligations to pay to the other Party any sums accrued or due hereunder to such other Party.

ARTICLE III

LETTER OF CREDIT

III.1	Letter of Credit

The Buyer shall issue, within *** upon the signing of this Agreement or within *** upon the signing of this Agreement if Article III.2 is applicable, the first irrevocable standby letter of credit in form and substance reasonably satisfactory to the Seller of *** (the “Letter of Credit”) drawn on the Landesbank Baden-Württemberg branch of Freiburg (Germany) or another issuer reasonably acceptable to the Seller (the “LC Bank”) to be valid until January 30, 2011. The Buyer shall issue a new Letter of Credit no later than January 15 of each subsequent year to be valid from the date of the expiry of the previous Letter of Credit until January 30 of the next year. The value of the Letter of Credit subsequent to any Letter of Credit issued in the preceding year shall be reduced by *** of the actual amount paid by the Buyer to the Seller in respect of the purchase of Wafers in the preceding year commencing from the ***. Any failure to provide the Letter of Credit shall constitute a default and the Seller shall be entitled to terminate this Agreement.

***	CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

III.2	Prepayment

The Buyer may, in its sole discretion, make, within *** upon the signing of this Agreement, a prepayment (the “Prepayment”) of *** Euro (EUR ***) upon signing this Agreement. After the Buyer has made the Prepayment to the Seller in accordance with this clause, the Seller shall apply such amount of Prepayment received to offset the Prices payable for the first delivery of Wafers under this Agreement and the second delivery (if there is any Prepayment left unapplied after the first delivery of Wafers) until the entire amount of Prepayment has been applied. Any failure to provide the Letter of Credit under this clause shall constitute a default and the Seller shall be entitled to terminate this Agreement and forfeit the Prepayment.

ARTICLE IV

TERM AND TERMINATION

IV.1	Term

The Term of this Agreement shall commence on the Effective Date and shall expire at the end of the eighth Contract Year (the “Initial Term”). The Parties agree to negotiate in good faith to extend the Initial Term of the Agreement on or prior to the *** anniversary of the Effective Date.

IV.2	Termination by Either Party

Either Party to this Agreement may terminate this Agreement by written notice to the other Party if, and only if, such other Party (a) becomes insolvent, (b) makes a general assignment for the benefit of creditors, (c) suffers or permits the appointment of a receiver for its business or assets, (d) becomes subject as the debtor to any proceeding under any bankruptcy or insolvency Law, whether domestic or foreign, and such proceeding is not dismissed with prejudice within *** after filing, or (e) commences liquidation or dissolution proceedings, voluntarily or otherwise. In addition, if a Force Majeure Event has occurred, and the Parties have mutually agreed to terminate this Agreement pursuant to the provisions of Article II.12(c), this Agreement shall be so terminated on the date the Parties have agreed shall be the termination date.

IV.3	Effect of Termination

Upon termination or expiration of this Agreement, the Parties’ obligations hereunder shall terminate. Notwithstanding the foregoing, the provisions of Article II.2, Article II.11 (subject to the time limits of Article II.9, Article II.10 and Article IV.2), Article II.12, Articles IV, V, VI and VII are of a continuing nature and shall survive termination of this Agreement. No such termination shall relieve any Party from liability for any prior or subsequent breach of this Agreement.

ARTICLE V

INDEMNIFICATION

V.1	Indemnification Generally

The Buyer shall indemnify and defend the Seller and its directors, officers, employees, contractors and agents, from any liability (including reasonable attorneys’ fees) for any Loss or injury to persons or property which may result from the Buyer’s breach of its

***	CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

representations, warranties or covenants in this Agreement. Subject to Articles II.11 and II.12, the Seller shall indemnify and defend the Buyer and its directors, officers, employees, contractors and agents, from any liability (including reasonable attorneys’ fees) for any Loss or injury to persons or property which may result from the Seller’s breach of its representations, warranties or covenants in this Agreement.

V.2	Time Limits

Any right to indemnification or other recovery under this Article V shall only apply to Losses arising from claims with respect to which the Indemnified Person shall have notified the Indemnifying Person in writing within *** of the occurrence of the facts giving rise to the underlying claim; provided, however, that such obligations to indemnify and hold harmless shall not terminate with respect to any Losses arising from claims as to which the Indemnified Person shall have, before the expiration of the *** period, previously delivered a notice pursuant to Article V.1 to the Indemnifying Person.

ARTICLE VI

DISPUTE RESOLUTION

VI.1	Resolution of Disputes between the Parties

(a) Prior to initiating any legal or other action or proceeding against the other, the Parties shall attempt in good faith to resolve any controversy or claim arising from or relating to this Agreement promptly by negotiations between the respective representatives of the Parties. The disputing Party shall give the other Party written notice of the dispute. Within *** after receipt of such notice, the receiving Party shall submit a written response to the other Party. The notice and response shall include a statement of the respective Party’s position and arguments supporting its position. The representatives shall meet at a mutually acceptable time and place within *** after the date of the disputing Party’s notice and thereafter as often as they reasonably deem necessary to exchange relevant information and to attempt to resolve the dispute. If the matter has not been resolved through negotiation within *** after the date of the disputing Party’s notice, or if either Party will not meet with the other Party within *** after the date of the disputing Party’s notice, either Party is free to initiate proceedings in accordance with the provisions of Article VI.2. All deadlines specified herein may be extended by mutual written agreement of the Parties.

(b) If no agreement can be reached between the Parties after good faith negotiations, either the Buyer or the Seller may initiate proceedings in accordance with the provisions of Article VI.2.

VI.2	Arbitration

(a) Except as otherwise provided in this Agreement, any dispute, controversy or claim arising out of or in connection with this Agreement, or the breach, termination or validity thereof, shall be finally settled by the Hong Kong International Arbitration Centre (“HKIAC”) under the rules of the United Nations Commission on International Trade Law (the “UNCITRAL”). The place of arbitration shall be in Hong Kong, and the language used in the arbitral proceedings shall be Mandarin Chinese.

(b) The arbitrator shall be appointed by mutual consent of the Parties in accordance with the procedures set out in the UNCITRAL rules regarding the appointment of arbitrators. If the Parties shall fail to reach mutual consent in appointing the arbitrator, the Seller shall appoint one arbitrator from the HKIAC roster of arbitrators, the Buyer shall appoint one arbitrator from the HKIAC roster of arbitrators, and the two arbitrators shall jointly appoint a third arbitrator from the HKIAC roster of arbitrators.

(c) The arbitral proceeding shall accord to each of the Parties the right of cross-examination of witnesses, the right to provide witnesses, including expert witnesses, and the right to make both written and oral submissions.

(d) The arbitral award made and granted by the arbitrator shall be final, binding and incontestable and may be used as a basis for judgment thereon in any court having jurisdiction. All costs of arbitration (including, without limitation, those incurred in the appointment of arbitrator) shall be apportioned in the arbitral award.

(e) No person who is, or has been, an employee or agent of, or consultant or counsel to, any Parties or any affiliate thereof shall be eligible to act as an arbitrator at any time.

VI.3	Court Action

No Party shall be entitled to commence or maintain any action in a court of law (including any appeal against or review of the arbitral award) upon any matter in dispute arising out of or relating to or in connection with this Agreement, except for the enforcement of an arbitral award granted pursuant to this Agreement.

VI.4	Waiver of Immunity

To the extent that any Party (including assignees of any such Party’s rights or obligations hereunder) may be entitled in, any jurisdiction, to claim for itself or its revenues, assets or properties, immunity from service of process, suit, the jurisdiction of any court, an interlocutory order or injunction or the enforcement of the same against its property in such court, attachment prior to judgment, attachment in aid of execution of an arbitral award or judgment (interlocutory or final) or any other legal process, and to the extent that, in any such jurisdiction there may be attributed such immunity (whether claimed or not), each Party hereto hereby irrevocably waives such immunity.

VI.5	Continued Performance

This Agreement and the rights and obligations of the Parties shall remain in full force and effect pending the award in any arbitration proceeding hereunder.

VI.6	Survival

The provisions contained in this Article V shall survive the termination or expiration of this Agreement.

ARTICLE VII

CONFIDENTIAL INFORMATION

VII.1	Confidential Information; Public Disclosure

(a) Each of the Seller and the Buyer agrees that it will not disclose to any third party the existence of or the details of this Agreement and any trade secrets or other proprietary information it obtains with respect to the other Party during or after the term of this Agreement except as expressly permitted hereunder, and that it will treat all such information as confidential and will use such information only for carrying out the purposes of this Agreement; provided, however, that either Party will not be obligated to treat as confidential any information acquired by it that is either known to the general public or to the industry, or known to, or in the possession of, such Party prior to disclosure by the other Party, that is disclosed as required by Law or the rules of any stock exchange, or that is independently developed by such Party. The confidentiality obligations of the Parties hereunder shall continue during the term of this Agreement and for a period of *** after termination of this Agreement.

(b) The Parties to this Agreement shall consult with each other as to the form, substance and timing of any press release or other public disclosure related to this Agreement or the transactions contemplated hereby, and no such press release or other public disclosure shall be made without the consent of the other Party hereto, which consent shall not be unreasonably withheld or delayed; provided, however, that the Parties may make such disclosure to the extent permitted above or to the extent required by applicable Law and regulatory authorities, including the requirements of a stock exchange on which a Party is listed or the applicable securities regulatory commission.

VII.2	Equitable Relief

Notwithstanding any other provision of this Agreement, it is understood and agreed that the remedy of indemnity payments pursuant to Article V and other remedies at law may be inadequate in the case of any breach of the covenants contained in this Article VII. Accordingly, either Party shall be entitled to seek equitable relief, including the remedy of specific performance, with respect to any breach or attempted breach of such covenants.

ARTICLE VIII

GENERAL PROVISIONS

VIII.1	Expenses

Each Party hereto shall bear its own fees and expenses with respect to the transactions contemplated hereby.

VIII.2	Amendment

This Agreement may be amended, modified or supplemented only in writing signed by the Parties.

VIII.3	Notices

Any notice, request, instruction or other document to be given or delivered hereunder by a Party hereto shall be in writing and shall be deemed to have been delivered, (a) when received if given in Person or by courier or a courier service, or (b) on the date of transmission if sent by facsimile transmission (receipt confirmed) on a Business Day during the normal business hours of the intended recipient, and if not so sent on such a day and at such a time, on the following Business Day:

If to the Seller, addressed as follows:

Company Name: Jiangsu Zhongneng Polysilicon Technology Development Co., Ltd.

Address: No. 66 Yangshan Road, Xuzhou Economic Development Zone, Jiangsu Province

Attention: Mr. Zhu Guomin, General Manager

Telephone: (86-516) 85868888

Facsimile: (86-516) 83152868

E-mail: zhuguomin@gcl-power.com

If to the Buyer, addressed as follows:

Company Name: Solarcell S.p.A.

Address: via Verdi. 10 – 20047 Brugherio (Milan)

Attention: Mr. Carmelito Denaro – Chairman and Managing Director

Telephone: (39-039) 2878378

Facsimile: (86-039) 2875049

E-mail: info@mxgroup.it

or to such other individual or address as a Party hereto may designate for itself by notice given as herein provided.

VIII.4	Waivers

Except as otherwise provided in Article IV.2, the failure of a Party hereto at any time or times to require strict performance of any provision hereof or claim damages with respect thereto shall in no manner affect its right at a later time to enforce the same. No waiver by a Party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

VIII.5	Assignment

This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns; provided, however, that except with the written consent of the Seller, no assignment of this Agreement or any rights or obligations hereunder, by operation of Law or otherwise, may be made by the Buyer, except to companies controlled by the Buyer or under common control with the Buyer provided that the Buyer shall give the Seller *** advance written notice and the Buyer shall continue to be liable for all the Buyer’s obligations after the assignment. The Seller may assign this Agreement or any rights or obligations hereunder to its Subsidiary, affiliate or successor.

VIII.6	Severability

If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

VIII.7	Entire Understanding; Conflicts

This Agreement sets forth the entire agreement and understanding of the Parties hereto with respect to the transactions contemplated hereby and supersedes any and all prior agreements, arrangements and understandings, both written and oral, among the Parties relating to the subject matter hereof.

VIII.8	Applicable Law

This Agreement shall be governed by and construed and enforced in accordance with the laws of the People’s Republic of China.

VIII.9	Counterparts; Facsimile Signatures

This Agreement may be executed in counterparts, and when so executed each counterpart shall be deemed to be an original, and said counterparts together shall constitute one and the same instrument.

[remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

SELLER	BUYER

SCHEDULE A

WAFER SPECIFICATIONS

Specification for 156 x 156mm Multi-crystalline Silicon Wafer

Crystal Type	***

Dimension	***

Thickness	***

Diagonal Length	***

Edge angle	***

TTV (µm)	***

Bow/Warping	***

Conductivity Type	***

Orientation	***

Oxygen concentration	***

Carbon concentration	***

Resistivity	***

Minority carrier Life Time	***

Crack and pinhole	***

Saw mark	***

Square angle	***

Edge defect	***

Wafer surface	***

Contamination	***

SCHEDULE B

QUARTER QUANTITY AND PRICE SCHEDULE

Contract Year	Quarter Quantity (Pieces of Wafers)				Unit Price
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	RMB per wafer
2008	***	***	***	***	***
2009	***	***	***	***	***
2010	***	***	***	***	***
2011	***	***	***	***	***
2012	***	***	***	***	***
2013	***	***	***	***	***
2014	***	***	***	***	***
2015	***	***	***	***	***

Note:

The number of Wafers to be delivered in each month shall be equivalent to the relevant Quarter Quantity divided by three.

***	CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION.